EXHIBIT 99.1




                                                                    News Release





                       Contact:    Jane M. Green, Ph.D.
                                   Vice President, Corporate Communications
                                   Exelixis, Inc.
                                   (650) 837-7579
                                   jmgreen@exelixis.com
                                   ------------------


                        EXELIXIS ANNOUNCES SECOND QUARTER
                             2003 FINANCIAL RESULTS

SOUTH SAN FRANCISCO, Calif. - August 6, 2003 - Exelixis, Inc. (Nasdaq: EXEL) today reported financial results for the quarter ended June 30, 2003.

For the quarter ended June 30, 2003, the company reported a net loss of approximately $23.4 million, or $0.39 per share, under generally accepted accounting principles (GAAP), compared to a net loss of $23.9 million, or $0.43 per share, for the quarter ended June 30, 2002. Excluding discontinued operations, non-cash charges for stock compensation, amortization of intangibles and gain on insurance settlement, the company reported a non-GAAP net loss of approximately $23.9 million, or $0.40 per share for the quarter ended June 30, 2003. For the quarter ended June 30, 2002, the comparable non-GAAP net loss was approximately $22.1 million, or $0.39 per share. A reconciliation of GAAP net loss to non-GAAP net loss is set forth at the end of this press release.

At June 30, 2003, cash, cash equivalents, short-term investments and restricted cash totaled approximately $237.9 million compared to $222.0 million at December 31, 2002. The cash balance as of June 30, 2003 includes $66.4 million of net proceeds from the Company's follow-on public offering completed June 25, 2003.

For the quarter ended June 30, 2003, total revenues were approximately $13.0 million, compared to $9.9 million for the same period of 2002. The increase from 2002 to 2003 was driven primarily by revenue from our October 2002 corporate collaboration with SmithKlineBeecham Corporation (GlaxoSmithKline).

Research and development expenses for the quarter ended June 30, 2003 were $32.5 million, including stock compensation expense of $0.2 million, compared to $29.3 million, including stock compensation $0.5 million, for the equivalent period of 2002. The increase in the quarter from the 2002 levels was driven primarily by an increase in personnel costs and activities related to advancing our clinical and preclinical development programs. These activities included: initiating the Phase 1 safety trial for XL784; advancing a new series of development candidates, including XL647 and XL999, into preclinical testing in anticipation of filing additional IND applications; manufacturing those compounds to support preclinical studies; and expanding our development capabilities to support an expanding clinical pipeline.

General and administrative expenses for the quarter ended June 30, 2003 were $4.7 million, including a net reversal of previously recorded stock compensation expense of approximately $27,000 due to employee terminations, compared to $4.9 million, including stock compensation of $0.3 million, for the equivalent period of 2002.

"We delivered a strong company performance in the second quarter by meeting our revenue expectations and managing our expenses while continuing to advance our clinical programs. Overall this quarter, we believe that we made solid progress toward meeting our clinical, strategic and financial objectives for the year, and realizing our long-term goal of building a sustainable pharmaceutical business," said George A. Scangos, Ph.D., president and chief executive officer.

Continued Dr. Scangos: "In terms of clinical progress, we initiated the Phase 1 safety trial for XL784 on schedule, and advanced our discussions with the FDA concerning design of the Phase 3 trial for XL119. We anticipate finalizing the development plan for XL119 in the fall, following which we will undertake activities leading toward initiation of the registration trial. We also advanced two promising anticancer compounds, XL647 and XL999, into preclinical development and, assuming acceptable toxicology results, anticipate filing INDs for these compounds."

Added Dr. Scangos: "A highlight of the quarter was our follow-on public offering resulting in a strengthening of our balance sheet with an additional $75 million, including proceeds from our underwriters' exercise of the over-allotment in July 2003. With these additional resources, we plan to continue to advance key preclinical programs, expand our pipeline of clinical compounds, advance our proprietary programs and, at the same time, meet obligations to our corporate partners. We are appreciative of the additional support we received in the offering from existing and new investors. We are committed to managing our financial performance as conscientiously as we execute on our clinical and strategic goals. We will continue to carefully review our expenses with the goal of focusing investment in programs that directly advance our business goals. We believe that cost-containment is an ongoing responsibility and we intend to operate with equal emphasis on productivity, high quality performance and fiscal responsibility."

Outlook
-------

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Except as expressly set forth below, these statements do not include the potential impact of any mergers, acquisitions, other business combinations or organizational changes that may be transacted after June 30, 2003.

With respect to financial expectations for the third quarter of 2003 compared to the second quarter, we expect our revenues to remain relatively flat, largely due to an increase in compound deliveries under our combinatorial chemistry collaborations offset by the impact of the conclusion of our collaboration with Protein Design Labs, Inc. in May 2003. We expect our operating expenses, excluding non-cash charges, to increase by 5% or less as we expand efforts on preclinical and clinical programs, offset by aggressive cost control measures. With continued emphasis on cost containment we are confident that we can meet our expense guidance for the year. With respect to cash burn for the year, we believe that our goals to establish one or two new collaborations in 2003 are achievable and, combined with our cost-containment initiatives, should enable us to meet our cash burn guidance for the year. The timing for completing any potential collaborations, and the recording of revenue ratably from them, will, however, have an impact on our ability to meet our revenue targets for the year.

Exelixis, Inc. (Nasdaq: EXEL) is a leading genomics-based drug discovery company dedicated to the discovery and development of novel therapeutics. The company is leveraging its fully integrated gene-to-drug platform to fuel the growth of its proprietary drug pipeline. Exelixis has established broad corporate alliances with major pharmaceutical and biotechnology companies, including SmithKlineBeecham Corporation and Bristol-Myers Squibb Company. The company has also established agricultural research collaborations with Bayer CropScience, Dow AgroSciences and Renessen LLC. Other partners include Merck & Co., Inc., Schering-Plough Research Institute, Inc., Cytokinetics, Inc., Elan Pharmaceuticals, Inc. and Scios Inc. For more information, please visit the company's web site at www.exelixis.com.
                      ----------------

Exelixis' management will discuss the company's second quarter 2003 financial results and outlook during a conference call beginning at 5:00 p.m. U.S. EDT today, Wednesday, August 6, 2003. To participate in the conference call, log onto www.exelixis.com and click on the webcast link under the heading "Investor
     ----------------
Info" to access the live call. A copy of Exelixis' press releases, including this release, can be found on the company's website at www.exelixis.com under the heading "Press Room."

This press release contains forward-looking statements, including without limitation the matters discussed in the "Outlook" section. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Exelixis' current expectations. Forward-looking statements involve risks and uncertainties. Exelixis' actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of many factors, including Exelixis' ability to enter into new collaborations, continue existing collaborations, and receive milestones and royalties derived from future products developed from its research efforts under collaborative agreements; the rate of growth, if any, in license and contract revenues; the timing and level of expenses associated with the growth of proprietary programs and the GlaxoSmithKline collaboration; the ability to successfully identify and develop compounds against proprietary targets and advance compounds against those targets into clinical development; the amount and timing of investments in manufacturing and clinical development of its rebeccamycin analogue, XL119, currently in Phase 2 clinical studies; the timing of entry , if ever, of XL 119 into a registration clinical program; and the timing of entry of patients into Phase 1 clinical studies and the commercial potential for its initial proprietary small molecule compound, XL784. These and other risk factors are discussed under "Risk Factors" and elsewhere in Exelixis' Annual Report on Form 10-K for the year ended December 31, 2002 and other SEC reports. Exelixis expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Exelixis and the Exelixis logo are registered U.S. trademarks.
                                       ##

                                                      EXELIXIS, INC.
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (in thousands, except per share amounts)
                                                       (unaudited)

                                                     Three Months Ended June 30,    Six Months Ended June 30,
                                                     ---------------------------    -------------------------


                                                          2003           2002           2003         2002
                                                      -------------  -------------  -------------  ---------

Revenues:
  Contract and government grants                      $      9,877   $      7,910   $     19,079   $ 16,819
  License                                                    3,128          1,987          6,256      4,620
                                                      -------------  -------------  -------------  ---------
    Total revenues                                          13,005          9,897         25,335     21,439
                                                      -------------  -------------  -------------  ---------

Operating expenses:
  Research and development (1)                              32,453         29,256         62,756     55,445
  Selling, general and administrative (2)                    4,701          4,890          9,869      9,567
  Amortization of intangibles                                  167            167            333        333
                                                      -------------  -------------  -------------  ---------
    Total operating expenses                                37,321         34,313         72,958     65,345
                                                      -------------  -------------  -------------  ---------

Loss from operations                                       (24,316)       (24,416)       (47,623)   (43,906)

Other income (expense):
  Interest income                                            1,042          1,916          2,268      4,020
  Interest expense                                            (914)          (680)        (1,832)    (1,366)
  Other income (expense), net                                  838            113            874        179
                                                      -------------  -------------  -------------  ---------
    Total other income (expense)                               966          1,349          1,310      2,833
                                                      -------------  -------------  -------------  ---------

Loss from continuing operations before income taxes        (23,350)       (23,067)       (46,313)   (41,073)

Provision for income taxes                                      92              -            187          -
                                                      -------------  -------------  -------------  ---------

Loss from continuing operations                            (23,442)       (23,067)       (46,500)   (41,073)

Loss from operations of discontinued segment                     -           (837)             -     (1,251)
                                                      -------------  -------------  -------------  ---------

Net loss                                              $    (23,442)  $    (23,904)  $    (46,500)  $(42,324)
                                                      =============  =============  =============  =========

Loss per share from continuing operations             $      (0.39)  $      (0.41)  $      (0.78)  $  (0.73)

Loss per share from discontinued operations                      -          (0.02)             -      (0.03)
                                                      -------------  -------------  -------------  ---------

Net loss per share, basic and diluted                 $      (0.39)  $      (0.43)  $      (0.78)  $  (0.76)
                                                      =============  =============  =============  =========

Shares used in computing basic and
  diluted loss per share amounts                            60,141         56,152         59,701     55,903
                                                      =============  =============  =============  =========

(1) Includes stock compensation expense of $160 and $503 in the quarters ended June 30, 2003 and 2002, respectively, and $358 and $985 in the six-month periods ended June 30, 2003 and 2002, respectively.

(2) Includes stock compensation expense (net reversal) of ($27) and $316 in the quarters ended June 30, 2003 and 2002, respectively, and $219 and $652 in the six-month periods ended June 30, 2003 and 2002, respectively.

                                              EXELIXIS, INC.
                        RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)
                                  (in thousands, except per share amounts)
                                               (unaudited)

                                                     Three Months Ended June 30,       Six Months Ended June 30,
                                                   ------------------------------   ------------------------------
                                                         2003            2002            2003            2002
                                                    --------------  --------------  --------------  --------------

GAAP net loss                                       $     (23,442)  $     (23,904)  $     (46,500)  $     (42,324)
  Add:
  Loss from operations of discontinued segment                  -             837               -           1,251
  Non-cash charges for amortization of intangibles            167             167             333             333
  Non-cash charges for stock compensation expense             133             819             577           1,637
  Gain from insurance settlement
    included in other income                                 (773)              -            (773)              -
                                                    --------------  --------------  --------------  --------------

Non-GAAP net loss                                   $     (23,915)  $     (22,081)  $     (46,363)  $     (39,103)
                                                    ==============  ==============  ==============  ==============

Non-GAAP net loss per share, basic and diluted      $       (0.40)  $       (0.39)  $       (0.78)  $       (0.70)
                                                    ==============  ==============  ==============  ==============

Shares used in computing basic and diluted
  Non-GAAP net loss per share                              60,141          56,152          59,701          55,903
                                                    ==============  ==============  ==============  ==============

(1) These non-GAAP amounts are intended to illustrate the company's results from operations excluding discontinued operations, gain from insurance settlement and certain non-cash charges, including (a) stock-based compensation expense and (b) amortization of purchased intangibles related to business combinations. Management of the company believes the non-GAAP results are a useful measure of the company's results from continuing operations, excluding the non-cash charges, which, in management's view, are not necessarily reflective of or directly attributable to operations. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.


                                              EXELIXIS, INC.
                                    CONSOLIDATED BALANCE SHEET DATA
                                              (in thousands)

                                                                        June 30,             December 31,
                                                                          2003                 2002 (2)
                                                                    ----------------       ----------------
                                                                      (unaudited)

Cash, cash equivalents, short-term investments and restricted cash         237,934                221,987

Working capital                                                            184,345                173,153

Total assets                                                               359,230                339,113

Stockholders' equity                                                       200,464                175,920

(2) Derived from the audited consolidated financial statements


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